BRADLEY PHARMACEUTICALS, INC.
                         CONDENSED CONSOLIDATED
                        STATEMENTS OF CASH FLOWS
                              (UNAUDITED)

                                                      Three Months Ended
                                                           March 31,
                                                   -------------------------
                                                       2002         2001
                                                   ------------  -----------

Supplemental disclosures of cash flow
  information:

    Cash paid during the period for:


         Interest                                 $     20,000  $     50,000
                                                   ===========   ===========

         Income taxes                             $    443,000  $    153,000
                                                   ===========   ===========


Supplemental disclosures of non-cash
  investing and financing activities:


     Acquisition of fixed assets under
       capital leases and financing agreements   $     19,000  $    279,000
                                                  ===========   ===========





           See Notes to Condensed Consolidated Financial Statements


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